Exhibit 99.1

Planet Green Holdings Corp Subsidiary Allinyson Ltd. Forges Strategic Partnership
with MetaMind AI Limited on AI Technology Solutions

NEW YORK, October 10, 2023 /PRNewswire/ -- Planet Green Holdings Corp. (“Planet Green”, the “Company”) (NYSE American: PLAG) a provider of consumer products, chemical products, and online advertising and mobile games on the Chinese and North American markets, announced today that its subsidiary Allinyson Ltd. (“Allinyson”) has achieved an one-year-term groundbreaking strategic partnership with MetaMind AI Limited (“MetaMind”), aiming to revolutionize the landscape of artificial intelligence (AI) technology services. This collaboration, established through a Cooperation Agreement, is set to drive innovation, and propel both companies into the forefront of the AI industry.

Under the Cooperation Agreement, Allinyson and MetaMind mutually acknowledge each other as strategic partners and grant permission to establish partner logo links or text links on their respective websites. Both parties also authorize their partner to repost relevant information from the other party’s website on their sites, with proper attribution. In addition, Allinyson and MetaMind collaborate to jointly promote and endorse each other’s brands both online and offline, including exhibitions, seminars, forums, and brochures. MetaMind will also provide application programming interface and technical support tailored to meet Allinyson’s specific business requirements.

Mr. Bin Zhou, Chairman and CEO of Green Planet Holdings Corp., expressed enthusiasm for this collaboration, stating, “The strategic partnership with MetaMind marks a significant advancement in promotion of our AI capabilities and services. We believe this partnership will underscore our unwavering commitment to innovation of AI-driven technologies in the game product development and intelligent gaming experiences, as we previously unveiled our breakthrough product, ChatAlpha - the next generation integrated AI conversational robot, which is set to transform the way game players engage with AI-powered assistants. “

About Allinyson Ltd.

Allinyson Ltd., a company incorporated in the State of Colorado and a wholly owned subsidiary of Planet Green Holdings Corp., is committed to delivering innovative and captivating gaming experiences. A prominent player in the artificial intelligence solutions industry, Allinyson focuses on leveraging advanced technologies, and consistently pushes the boundaries of game and interactive tools development, creating high-quality games that captivate players world widely. For more information about Allinyson’s games products, please visit: http://www.allinyson.com.

About Planet Green Holdings Corp

Based in Flushing, New York, Planet Green Holdings Corporation (NYSE American: PLAG) is a Nevada holding company that has been in operation since 1994. Over the years, The Company has expanded its portfolio from consumer products to a well-diversified range of offerings, including energy products and AI-driven services. The Company’s reach has extended to both the Chinese and North American markets. For more information, please visit: https://planetgreenholdings.com/.

Forward-looking statement

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For more information, please contact:

The Company:

Ms. Lili Hu

Chief Financial Officer

Phone: + 718 799 0380

Email: hulili@planetgreenholdings.com

Investor Relations:

WFS Investor Relations Inc.

Janice Wang

Email: services@wealthfsllc.com

Phone: +86 13811768599

+1 628 283 9214